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                                                           EXHIBIT 3(b)



BY-LAWS
OF KMART CORPORATION
A MICHIGAN CORPORATION
(Inc. Mar. 9, 1916)

MAY 1993
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I,                      , Secretary of Kmart Corporation, a Michigan
corporation, hereby certify that the following is a true and complete copy of the By-Laws of said Corporation as amended to the date of this certificate and now in force.

In witness whereof, I have hereunto set my hand and affixed the seal of the Corporation at the City of Troy, Michigan, this _____________________ day of ________________ A.D. 19 _______ .




                                            ____________________________________
                                                                       Secretary
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BY-LAWS
OF KMART CORPORATION
A MICHIGAN CORPORATION
(Inc. Mar. 9, 1916)

ARTICLE I
STOCKHOLDERS' MEETINGS

SECTION 1. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and for the transaction of any other business authorized or required to be transacted by the stockholders, shall be held at the principal office of the Company on the fourth Tuesday in May in each year at nine o'clock A.M., or at such other place and time as the Board of Directors may designate. Any annual meeting not held at the time prescribed therefor may be held at any time thereafter to which said meeting may be adjourned or for which it may be called.

SECTION 2. SPECIAL STOCKHOLDERS' MEETINGS. Special meetings of stockholders other than those regulated by statute may be called by the Chairman or Vice Chairman of the Board, or by the Board of Directors, either by a Directors' resolution or a written instrument signed by a majority of the Directors.

SECTION 3. NOTICE OF MEETINGS. Written notice of the time, place and purposes of a meeting of stockholders shall be given not less than twenty (20) nor more than sixty (60) days before





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the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Company, with postage prepaid.

SECTION 4. QUORUM. At all meetings of stockholders, except where it is otherwise provided by law, the holders of a majority of the outstanding shares entitled to vote, being present in person or represented by proxy, shall constitute a quorum for all purposes.

SECTION 5. INSPECTORS OF ELECTION. Prior to the annual meeting of stockholders, the Chairman or Vice Chairman of the Board or the President shall appoint at least two Inspectors of Election to act as inspectors at such meeting and at any meeting of stockholders which may be held during the ensuing year. It shall be the duty of Inspectors of Election to receive and classify all proxies as received, and check same with the record of stockholders entitled to vote at such meetings, to tabulate votes, and to report to the chairman of the meeting the total number of shares represented at the meeting in person or by proxy, and the result of the voting.

SECTION 6. VOTING. At all meetings of stockholders, every stockholder of record as of the applicable record date shall be entitled to vote, either in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by his authorized agent. Each outstanding share of capital stock is entitled to one vote on each matter submitted to a vote, except as otherwise provided in the Articles of Incorporation. A vote may be cast either orally or in writing, at the discretion of the chirman of the meeting.





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SECTION 7. ADJOURNMENTS. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned from time to time by a majority vote of the shares present in person or by proxy. Unless the Board of Directors fixes a new record date for the adjourned meeting, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.

SECTION 8. CONDUCT OF BUSINESS. Only such business shall be conducted at a meeting of stockholders as is specified in the notice of meeting (or any supplement thereto) or as may be properly brought before the meeting by or at the direction of the Board of Directors or by a stockholder entitled to vote at such meeting. In addition to any other applicable requirements and limitations (including requirements of the Securities Exchange Act of 1934, as amended, and rules and regulations thereunder with respect to inclusion of proposals in the Company's proxy solicitation materials), for business to be properly brought before a meeting by a stockholder (other than the nomination of candidates for election as directors as provided in Article II, Section 2), notice thereof in writing must be delivered to the Secretary of the Company not later than (a) with respect to an annual meeting of stockholders, ninety (90) days in advance of such meeting, provided, however, if the annual meeting is not held on or within eight (8) days of the date set forth in Article I, Section 1 and if less than one hundred (100) days notice or public disclosure of the date of the meeting is given to stockholders, such notice by a stockholder must be not later than the tenth day following the day on which notice or public disclosure of the date of the meeting was first given the stockholders and (b) with respect to a special meeting of stockholders, such notice by a stockholder must be not later than the tenth day following the date on which notice or public disclosure of the date of the meeting was first given the stockholders. A stockholder's notice to the Secretary shall set forth as to any matter the stockholder proposes to bring before the meeting (a) the name and address of the stockholder, (b) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (c) any material interest of the stockholder in such business. The chairman of the meeting may rule out of order any business not properly brought before the meeting in compliance with the foregoing procedures.





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ARTICLE II
DIRECTORS

SECTION 1. NUMBER AND TERM OF OFFICE. The number of directors constituting the entire Board of Directors of the Company shall be not less than seven (7) nor more than twenty-one (21) and shall be determined in the manner set forth in the Articles of Incorporation. Classifications of directors pursuant to the Articles of Incorporation shall be by the Board of Directors. All directors shall be stockholders in the Company. At each annual meeting of stockholders, directors shall be elected by a plurality of the votes cast, to hold office as provided in the Articles of Incorporation and until their successors are elected and qualified.

SECTION 2. NOMINATIONS OF DIRECTOR CANDIDATES. Nominations of candidates for election as directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations by a stockholder must be made by notice in writing delivered to the Secretary of the Company not later than (a) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting, provided, however, if the annual meeting is not held on or within eight (8) days of the date set forth in Article I, Section 1 and if less than one hundred (100) days notice or public disclosure of the date of the meeting is given to stockholders, such notice by a stockholder must be not later than the tenth day following the date on which notice or public disclosure of the date of the meeting was first given the stockholders and (b) with respect to an election to be held at a special meeting of stockholders, such notice by a stockholder must be not later than the tenth day following the date on which notice or public disclosure of the date of the meeting was first given the stockholders. A stockholder's notice to the Secretary shall set forth: (a) the name and address of the stockholder, (b) the name, age and business address of each nominee proposed in such notice, (c) such other information concerning each nominee as must be disclosed of nominees in proxy solicitations pursuant to proxy rules of the Securities and Exchange Commission, and (d) the written consent of each nominee to serve as a director if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. A stockholder's compliance with the foregoing procedures shall not require the Company to include a proposed nominee in the Company's proxy solicitation materials.





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SECTION 3. REMOVAL OF DIRECTORS. Subject to the rights of holders of any series of preferred stock then outstanding, any director may be removed from office at any time either (a) by vote of the holders of a majority of the shares entitled to vote at an election of directors, but only for cause, or (b) by vote of a majority of the other directors, with or without cause.

SECTION 4. VACANCIES. Any vacancy in the Board of Directors through death, resignation, disqualification or other cause, or because of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum, for a term of office continuing only until the next election of directors by the stockholders.

SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at the principal office of the Company on the third Tuesday of the month at nine A.M., unless otherwise specified (1) by the Chairman or Vice Chairman of the Board or the President, provided that notice is given personally or by mail or telegram to the last known address of





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each director at least three (3) days before such meeting, or (2) by resolution of the Board of Directors. No notice shall be required to be given of any regular meeting, except as provided above.

SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held whenever called by the Chairman or Vice Chairman of the Board, or the President, or a Vice President or the Secretary of the Company, or pursuant to resolution of the Board of Directors. Notice thereof shall be given personally or by mail or telegram to the last known address of each director at least three (3) days before such meeting. Any director may waive notice of any meeting. Neither the business to be transacted at, nor the purpose of, a special meeting need be specified in the notice or waiver of notice of the meeting.

SECTION 7. QUORUM AND VOTING. A majority of the members of the Board then in office shall constitute a quorum for the transaction of business, except where otherwise provided by law or the Articles of Incorporation or the By-Laws; but a majority of members present at any regular or special meeting, although less than a quorum, may adjourn the meeting from time to time, without notice. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board, unless the vote of a larger number is required by law or the Articles of Incorporation or the By-Laws.

SECTION 8. ACTION OF DIRECTORS WITHOUT A MEETING. Except as otherwise provided by law, action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or a committee thereof may be taken without a meeting if, before or after the action, all members of the Board or of the committee consent thereto in writing. The written consents





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shall be filed with the minutes of the proceedings of the Board or committee.
The consent has the same effect as a vote of the Board or committee for all purposes.

ARTICLE III
OFFICERS

SECTION 1. OFFICERS. The officers of the Company shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of
Directors shall have power to add designations to the aforesaid offices and to create such other offices as it may from time to time deem expedient, and shall, at some convenient time after each annual meeting, elect officers of the Company for the ensuing year.





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SECTION 2. THE PRESIDENT. The President shall perform such duties as may be designated by the Board of Directors, and shall have authority to execute on behalf of the Company any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Company. In the absence or incapacity of the President, the Board of Directors shall determine which other officer shall perform the duties of that office.

SECTION 3. THE VICE PRESIDENTS. The Vice Presidents shall perform such duties as may be designated by the Chairman of the Board or the President, subject to the direction of the Board of Directors. Any Vice President shall have authority to execute on behalf of the Company any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Company.

SECTION 4. THE TREASURER. The Treasurer shall have the custody of and be responsible for all funds and securities of the Company, subject to the control of the Board of Directors. The Treasurer shall keep bank accounts in the name of the Company and shall exhibit the books and accounts to any director upon application at the principal office of the Company during ordinary business hours. The Treasurer shall perform all duties incident to the position of Treasurer, subject to the control of the Board of Directors, and shall have authority to sign and endorse all notes, checks, drafts and other obligations of the Company.

SECTION 5. THE SECRETARY. The Secretary shall keep a record in proper books provided for that purpose of all the meetings and proceedings of the Board of Directors and the minutes of the stockholders' meetings, and shall keep such other records and shall perform such other duties as the Board of Directors or Chairman of the Board shall designate. The Secretary shall notify the directors and stockholders of their respective meetings, shall attend to the





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giving and serving of all notices of the Company, and shall in general do and perform all the duties pertaining to the office, subject to the control of the Board of Directors.

The Secretary shall keep a stock certificate book and transfer book at the office of the Company, or at such other place or places as may be chosen by the Board of Directors. The Secretary shall keep careful data from which a list of stockholders can be compiled, and shall furnish such list upon order of the Board of Directors. The Secretary shall have the custody of the seal of the Company, and shall attach the same to instruments required to be executed under the seal of the Company.

SECTION 6. DIVISIONAL VICE PRESIDENTS AND JUNIOR OFFICERS. The Board of Directors may elect such junior officers as may from time to time be deemed expedient. In addition, the Chairman of the Board, the President or the Board of Directors may elect such Divisional
Vice Presidents as may from time to time be deemed by any such person to be necessary or desirable in the conduct of the Company's business. The Divisional Vice Presidents and junior officers shall have such powers and authority and shall perform such duties as may be assigned to them by the Chairman of the Board, the President, the Board of Directors or the senior officer to whom they report.

SECTION 7. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the Board of Directors.

SECTION 8. VACANCIES. Vacancies among officers of the Company during the year may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 9. CHAIRMAN OF THE BOARD. The Board of Directors may elect a Chairman of the Board from among the members of the Board. If the Board of Directors has elected a Chairman of the Board, the Chairman shall preside at all meetings of stockholders and of the Board of Directors and shall perform such duties as may be designated by the Board of Directors.

SECTION 10. VICE CHAIRMAN OF THE BOARD. The Board of Directors may elect a Vice Chairman of the Board from among the members of the Board. If the Board of Directors has elected a Vice Chairman of the Board, the Vice Chairman shall perform such duties as may be designated by the Chairman of the Board, subject to the direction of the Board of Directors.

ARTICLE IV
COMMITTEES

SECTION 1. EXECUTIVE/FINANCE COMMITTEE. There shall be an Executive and Finance Committee chosen by the Board of Directors at its first meeting after this By-Law is adopted and





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thereafter at its first meeting following the annual meeting of stockholders of the Company each year. The Executive and Finance Committee shall consist of not less than three members of the Board, one of whom shall be the Chairman of the Board. One member shall be designated as chairman by the Board. During the intervals between meetings of the Board of Directors and subject to such limitations as provided by law or by resolution of the Board, the Committee shall possess and may exercise all powers and authority of the Board of Directors in the management and direction of the affairs of the Company and shall be responsible for review of corporate financial policies and procedures and shall recommend to the Board dividend policy, corporate financing, the issuance and sale of company securities and investment of funds, and shall perform such other duties as the Board may prescribe. The Committee shall keep minutes of its proceedings, and all action by the Committee shall be reported at the next meeting of the Board of Directors.

SECTION 2. AUDIT COMMITTEE. There shall be an Audit Committee chosen by the Board of Directors at its first meeting after this By-Law is adopted and thereafter at its first meeting following the annual meeting of stockholders each year. The Audit Committee shall consist of not less than three members of the Board, none of whom shall be an officer of the Company or any of its subsidiaries. One member shall be designated as chairman by the Board. The Committee shall recommend to the Board the conditions, compensation and term of appointment of independent certified public accountants for the auditing of the books and accounts of the Company and its subsidiaries. From time to time, as considered necessary and desirable, the Committee shall confer with such accountants for the exchanging of views relating to the scope and results of the auditing books and accounts of the Company and its subsidiaries and shall provide to the Board such assistance as may be required with respect to the corporate and reporting practices of the Company. The Committee shall perform such other duties as the Board may prescribe.





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SECTION 3. COMPENSATION AND INCENTIVES COMMITTEE. There shall be a Compensation and Incentives Committee chosen by the Board of Directors at its first meeting after this By-Law is adopted and thereafter at its first meeting following the annual meeting of stockholders each year. The Committee shall consist of not less than three members of the Board, none of whom shall be an officer of the Company or any of its subsidiaries. No person may be a member of this Committee who is, or within one year prior to his appointment to the Committee was, eligible for selection as a person to whom rights or benefits may be granted pursuant to any stock option or other long term incentive plan of the Company or any of its subsidiaries. One member shall be designated as chairman by the Board. The Committee shall determine the nature and amount of compensation of all senior officers of the Company. As may be prescribed by the Board of Directors, the Committee shall administer any stock option or other long term incentive plan of the Company and perform other prescribed duties.

SECTION 4. NOMINATING COMMITTEE. There shall be a Nominating Committee chosen by the Board of Directors at its first meeting following the annual meeting of stockholders each year. The Nominating Committee shall consist of not less than three members of the Board, none of whom shall be an officer of the Company or any of its subsidiaries. One member shall be designated as chairman by the Board. The Committee shall recommend to the Board nominees for election as directors, and shall perform such other duties as the Board may prescribe.

SECTION 5. PUBLIC ISSUES COMMITTEE. There shall be a Public Issues Committee chosen by the Board of Directors at its first meeting after this By-Law is adopted and thereafter at its first meeting following the annual meeting of stockholders each year. The Committee shall consist of not lss than three members of the Board. One member shall be designated as chairman





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by the Board. The Committee shall consider the extent to which Company policies and activities relate to and are in proper accord with public interest, shall make appropriate recommendations in that regard to management or the Board, and shall perform such other duties as the Board may prescribe.

SECTION 6. HEALTH CARE COMMITTEE. There shall be a Health Care Committee chosen by the Board of Directors at its meeting at which this By-Law is adopted and thereafter at its first meeting following the annual meeting of stockholders of the Company each year. The Health Care Committee shall consist of not less than three persons, a majority of whom shall be members of the Board. One member shall be designated as chair by the Board. The Committee shall review and monitor the Company's health care programs, their adequacy and cost effectiveness, shall make recommendations in that regard to management or the Board, and shall perform such other duties as the Board may prescribe.

SECTION 7. COMMITTEE VACANCIES; QUORUM, VOTING AND PROCEDURES. Each member of a committee shall serve at the pleasure of the Board of Directors, and vacancies on a committee may be filled by the Board at any time. The Board may also increase the number of members of a committee at any time. A majority of all members of a committee shall constitute a quorum, and the affirmative vote of a majority of all the members of a committee shall constitute the action of the committee. Each committee shall determine its own rules of procedure and shall meet as provided by such rules, or by resolution of the Board, or on the call of the committee chairman or any member thereof.

SECTION 8. OTHER COMMITTEES. The Board of Directors may by resolution establish such other committees as may be desirable, the responsibilities and duties of which may be prescribed by the Board, subject to such limitations as provided by law.





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ARTICLE V
CAPITAL STOCK

SECTION 1. CERTIFICATES. Certificates of shares of the capital stock of the Company shall be in such form as shall be approved by the Board of Directors, signed by the Chairman or Vice Chairman of the Board, the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. The seal of the Company may be engraved on the certificates instead of being manually affixed, and the signatures of officers may be facsimile signatures if the certificate is countersigned by a transfer agent or registered by a registrar other than the Company itself or its employee. All certificates of stock shall be consecutively numbered, and the name(s) and address of the person(s) to whom issued, the number of shares and date of issue, shall be entered on the stock transfer books of the Company. All certificates of stock surrendered to the Company for transfer shall be cancelled and, except in the case of lost or destroyed certificates as hereinafter provided, no new certificate shall be issued until the former certificate or certificates for the shares represented thereby shall have been surrendered and cancelled.

SECTION 2. LOST CERTIFICATES. When a certificate of stock previously issued is alleged to have been lost or destroyed, a new certificate may be issued therefor upon such terms and indemnity to the Company as the Board of Directors may prescribe.

SECTION 3. TRANSFER OF SHARES. Transfer of shares of stock of the Company shall be made only on the stock transfer books of the Company, and the Company may decline to recognize the holder of any certificate of stock of the Company as a stockholder until the shares represented by such certificate are transferred into his or her name on the stock transfer





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books of the Company. The Company shall be entitled to treat the holder of record of any shares of stock as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provide by law. The Board of Directors may appoint one or more stock transfer agents and registrars (which functions may be combined), and may require all stock certificates to bear the signature of such transfer agent and such registrar.

SECTION 4. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of and to vote at a meeting of stockholders or an adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action.

ARTICLE VI
SALE OF THE ASSETS OF THE COMPANY

SECTION 1. The entire assets, business and good will of the Company may be sold to any person, firm or corporation, either within or without the State of Michigan, upon such terms and conditions, and for such lawful consideration, as may be authorized by vote of majority of the whole Board of Directors, and approved by vote in person or by proxy, of the holders of not less than three-fourths (3/4) of the outstanding capital stock of the Company, given at an annual or at a special meeting of the stockholders called and held for that purpose.





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ARTICLE VII
MISCELLANEOUS

SECTION 1. SEAL. The seal of the Company shall be circular in form, with the words "Kmart Corporation, Michigan" on the circumference, and shall be kept in the charge and custody of the Secretary, to be affixed to all instruments requiring a seal.

SECTION 2. FISCAL YEAR. The fiscal year of the Company shall end on the last Wednesday in January in each year.

SECTION 3. INDEMNIFICATION. Any director or officer of the Company who is or was a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action (including any civil, criminal, administrative or investigative suit or proceeding) by reason of the fact that he or she is or was a director or officer of the Company or is or was serving another corporation, partnership, joint venture, trust or other enterprise at the request of the Company, including service with respect to employee benefit plans, shall be indemnified by the Company against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid or to be paid in settlement reasonably incurred by such person in connection with the action. Such indemnification shall include the right to be paid by the Company any reasonable expenses incurred by such person in defending such action in advance of its final disposition.

Indemnification hereunder shall be to the fullest extent now or hereafter authorized by the Michigan Business Corporation Act, and shall be determined in the manner provided therein; provided, however, that the Company shall indemnify any person seeking indemnity in





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connection with an action (or part thereof) initiated by such person only if the action (or part thereof) was authorized by the Board of Directors. It shall be a defense to any claim for indemnity hereunder that the claimant has not met the applicable standard of conduct for which indemnification is permitted under the Michigan Business Corporation Act.

The Company may, by action of its Board of Directors, provide indemnification to employees and agents to the same or a lesser extent as the foregoing indemnification of directors and officers.

Indemnification provided hereunder shall be a contract right between the Company and each director or officer of the Company who serves in such capacity at any time while this Section 3 is in effect; shall continue to a person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, executors and administrators of such person; and shall not be exclusive of any other right which an person may have or hereafter acquire under any other written contractual agreement.

Neither the Company nor its directors or officers nor any person acting on its behalf shall be liable to anyone for any determination as to the existence or absence of conduct which would provide a basis for making or refusing to make any payment hereunder or for taking or omitting to take any other action hereunder, in reliance upon advice of counsel.

SECTION 4. CONTROL SHARE ACQUISITIONS. Chapter 7B of the Michigan Business Corporation Act (being Sections 450.1790 through 450.1799 of Michigan Compiled
Laws) shall not apply to control share acquisitions of shares of the Company's capital stock.





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ARTICLE VIII
AMENDMENTS

SECTION 1. BY DIRECTORS. These By-Laws may be amended, altered or repealed and new By-Laws may be adopted, at any meeting of the Board of Directors by a majority vote of the members of the Board then in office; provided, however, that the Board of Directors shall not amend, alter or repeal Article VI of these By-Laws.

SECTION 2. BY STOCKHOLDERS. These By-Laws may also be amended, altered or repealed and new By-Laws may be adopted at any meeting of stockholders, if such purpose is contained in the notice of meeting (pursuant to Article 1, Section
3), by a majority of the votes cast by the holders of shares entitled to vote thereon; provided, however, that Article VI of these By-Laws shall not be amended, altered or repealed without the consent of the holders of at least two-thirds (2/3) of the issued and outstanding capital stock of the Company, given in person or by proxy, at an annual or special meeting of the stockholders called and held for the purpose.





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